UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Bear Tavern Road, Ewing, NJ		08628-1021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on December 27, 2022, OncoSec Medical Incorporated (the “Company”) received notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. The Company reported stockholders’ equity of $(984,449) in its quarterly report on Form 10-Q for the period ended October 31, 2022, and, as a result, failed to satisfy Listing Rule 5550(b)(1).The Notice also indicated that the Company had a period of 45 calendar days from the date of the Notice, or until February 10, 2023, to submit a plan to regain compliance with the stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1). The Company submitted such a plan to Nasdaq on February 10, 2023.

On February 21, 2023, the Company received a letter (the “Extension Notice”) from Nasdaq notifying the Company that it has been granted an additional 180-day period, or until June 26, 2023, to regain compliance with Nasdaq Listing Rule 5550(b)(1).

Pursuant to the Extension Notice, the Company must demonstrate compliance with Nasdaq Listing Rule 5550(b)(1) on or before June 26, 2023, including by furnishing to the Securities and Exchange Commission (“SEC”) and Nasdaq certain information and representations on a Current Report on Form 8-K.

If after submitting this information to the SEC and Nasdaq as described in the Extension Notice, the Company fails to evidence compliance with Nasdaq Listing Rule 5550(b)(1) upon filing its Form 10-K for the fiscal year ended July 31, 2023, the Company may be subject to delisting from Nasdaq.

There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5550(b)(1). In the event the Company fails to regain compliance, Nasdaq will issue the Company a delisting notice, at which time the Company would have the right to a hearing before an independent panel. The hearing request would halt any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq.

If trading in the Company’s common stock is suspended on Nasdaq or the Company’s common stock is delisted by Nasdaq for any reason, it could negatively impact the Company as it would likely reduce the liquidity and market price of the Company’s common stock; reduce the number of investors willing to hold or acquire the Company’s common stock; negatively impact the Company’s ability to access equity markets and obtain financing; and impair the Company’s ability to provide equity incentives.

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue” and similar words, and include statements regarding the Company’s intention to take measures to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. Such statements are only predictions and actual events or results may differ materially from those anticipated in these forward-looking statements. You should not place undue reliance on any forward-looking statements. The Company does not assume any obligation to update forward-looking statements as circumstances change, except as required by securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2023	OncoSec Medical Incorporated

	By:	/s/ Robert H. Arch
	Name:	Robert H. Arch
	Title:	President and Chief Executive Officer